                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            AMERICAN SOFTWARE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                            AMERICAN SOFTWARE, INC.
                           470 EAST PACES FERRY ROAD
                            ATLANTA, GEORGIA 30305

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AMERICAN SOFTWARE, INC. will be held at the Swissotel, 3391 Peachtree Road, N.E., Atlanta, Georgia, on Thursday, August 27, 1998 at 4:00 p.m. for the following purposes:

  1. To elect four directors of the Company, two of whom will be elected by the holders of Class A Common Shares, and two of whom will be elected by the holders of Class B Common Shares.

  2. To consider and vote upon an amendment to the Company's 1991 Employee Stock Option Plan to increase the base number of Class A Common Shares that may be subject to options granted under that Plan from 2,700,000 Shares to 3,600,000 Shares.

  3. To consider and vote upon an amendment to the Company's Directors and Officers Stock Option Plan to increase the number of Class A Common Shares that may be subject to option granted under that Plan from 1,000,000 Shares to 1,200,000 Shares.

  4. To consider and transact such other business as may properly come before the meeting.

  Only shareholders of the Company of record at the close of business on July 10, 1998 will be entitled to vote at the meeting.

  Shareholders are requested to vote, date, sign and mail their proxies in the form enclosed even though they now plan to attend the meeting. If shareholders are present at the meeting, their proxies may be withdrawn, and they may vote personally on all matters brought before the meeting, as described more fully in the enclosed Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          James R. McGuone,
                                          Secretary

August 3, 1998

                                   IMPORTANT

  We encourage you to attend the shareholders' meeting. In order that there may be a proper representation at the meeting, each shareholder is requested to send in his or her proxy in the enclosed envelope, which requires no postage if mailed in the United States. Attention by shareholders to this request will reduce the Company's expense in soliciting proxies.

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                          OF AMERICAN SOFTWARE, INC.

                               ----------------

                               TO BE HELD AT THE
                                   SWISSOTEL
                           3391 PEACHTREE ROAD, N.E.
                               ATLANTA, GEORGIA
                              ON AUGUST 27, 1998

  This Proxy Statement is furnished to Class A shareholders by the Board of Directors of AMERICAN SOFTWARE, INC., 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305 (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders on Thursday, August 27, 1998, at 4:00 p.m., and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy card and Notice of Annual Meeting are first being mailed to shareholders on or about August 3, 1998.

  If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with its terms. If no choices are specified, the proxy will be voted -

    FOR - Election of David H. Gambrell and Thomas R. Williams as Class A Directors.

    FOR - Adoption of proposed amendment to the Company's 1991 Employee Stock Option Plan to increase the base number of Class A Common Shares that may be subject to options granted under that Plan from 2,700,000 Shares to 3,600,000 Shares.

    FOR - Adoption of proposed amendment to the Company's Directors and Officers Stock Option Plan to increase the number of Class A Common Shares that may be subject to options granted under that Plan from 1,000,000 Shares to 1,200,000 Shares.

  In addition, a properly executed and returned proxy card gives the authority to vote in accordance with the proxy-holders' best judgment on such other business as may properly come before the meeting or any adjournment thereof. Any proxy given pursuant to this solicitation may be revoked, either in writing furnished to the Secretary of the Company prior to the meeting or personally by attendance at the meeting, by the person giving the proxy insofar as the proxy has not been exercised at the meeting.

                               VOTING SECURITIES

RECORD DATE AND VOTING OF SECURITIES

  The Board of Directors has fixed the close of business on July 10, 1998 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On July 10, 1998, the Company had outstanding and entitled to vote a total of 17,907,817 Class A Common Shares ("Class A shares") and 4,797,289 Class B Common Shares ("Class B shares").

  Other than in the election of directors, in which holders of Class A shares and Class B shares vote as separate classes, each outstanding Class A share is entitled to one-tenth vote per share and each outstanding Class B share is entitled to one vote per share on all matters to be brought before the meeting. The Class A directors and the Class B directors will be elected by a majority of the votes cast by the respective classes. The proposed increases in the number of shares authorized under the 1991 Employee Stock Option Plan and the Directors and Officers Stock Option Plan require the affirmative vote of a majority of the shares represented at the meeting (adjusted as described above). Any other matter submitted to the meeting must be approved or ratified by a majority vote of the outstanding shares (adjusted as described above). A one-third quorum of

5,969,272 Class A shares and of 1,599,096 Class B shares is required to be present or represented by proxy at the meeting in order to conduct all of the business expected to come before the meeting. A vote of abstention cast by any shareholder on a particular action will be counted towards the quorum requirement, but will not be counted as a vote for or against the action.

SECURITY OWNERSHIP

  Five Percent Shareholders. The only persons known by the Company to own beneficially more than 5% of the outstanding shares of common stock of either class of the Company are those set forth below. Unless otherwise noted, this information is as of June 30, 1998. The statements as to securities beneficially owned are, in each instance, based upon information provided by the person(s) concerned. Except as disclosed in the notes to the table, each person has sole voting and investment power with respect to the entire number of shares shown as beneficially owned by that person.

                                                       SHARES         PERCENT
                   NAME AND ADDRESS OF BENEFICIAL   BENEFICIALLY         OF
  TITLE OF CLASS                OWNER                  OWNED          CLASS(1)
  --------------   ------------------------------   ------------      --------
 CLASS A SHARES    James C. Edenfield............       99,375(2)(3)     0.6%(4)
                   c/o American Software, Inc.
                   470 East Paces Ferry Road, N.
                   E.
                   Atlanta, Georgia 30305
                   Thomas L. Newberry............       51,425(2)(5)     0.3%(4)
                   c/o American Software, Inc.
                   470 East Paces Ferry Road, N.
                   E.
                   Atlanta, Georgia 30305
                   State of Wisconsin Investment
                    Board........................    1,315,300           7.3%
                   P. O. Box 7842
                   Madison, Wisconsin 53707
 CLASS B SHARES    James C. Edenfield............    2,562,352          53.4%
                   Thomas L. Newberry............    2,234,937          46.6%

--------
(1) Based on a total of 17,901,292 Class A shares outstanding, plus any shares issuable pursuant to options held by the person in question which may be exercised within 60 days.
(2) Does not include the Class B shares beneficially owned by Mr. Edenfield and Dr. Newberry, which shares are convertible into Class A shares on a share for share basis.
(3) Represents shares that may be acquired upon the exercise of stock options exercisable within 60 days.
(4) For all matters except the election of directors, which involves class voting, Messrs. Edenfield and Newberry together beneficially own approximately 73% of the combined, weighted voting rights of the outstanding Class A and Class B shares. See "Record Date and Voting of Securities," above. If their respective Class B shares were converted into Class A shares, Mr. Edenfield would beneficially own 11.7% of the outstanding Class A shares and Dr. Newberry would beneficially own 10.1% of the outstanding Class A shares.
(5) Includes 49,000 shares that may be acquired upon the exercise of stock options exercisable within 60 days.

  Directors and Executive Officers. The following table shows the shares of common stock of the Company, both Class A and Class B, beneficially owned by each nominee for director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group as of June 30, 1998. The statements as to securities beneficially owned are, in each instance, based upon information provided by the person(s) concerned. Except as disclosed in the notes to the table, each person has sole voting and investment power with respect to the entire number of shares shown as beneficially owned by that person.

                                           SHARES
                                        BENEFICIALLY
                                            OWNED              PERCENT OF CLASS
                                      ----------------------- -------------------
      NAME OF BENEFICIAL OWNER
      OR DESCRIPTION OF GROUP         CLASS A        CLASS B  CLASS A(1)  CLASS B
      ------------------------        -------       --------- ----------  -------
James C. Edenfield..................   99,375(2)(3) 2,562,352    0.6%(4)   53.4%
Thomas L. Newberry..................   51,425(2)(5) 2,234,937    0.3%(4)   46.6%
David H. Gambrell...................   36,000(3)          -0-    0.2%        --
Thomas R. Williams..................   36,000(3)          -0-    0.2%        --
J. Michael Edenfield................  126,514(6)          -0-    0.7%        --
Paul DiBono, Jr.....................   68,500(7)          -0-    0.4%        --
ALL DIRECTORS AND EXECUTIVE OFFICERS
 AS A GROUP (8 PERSONS).............  430,783(2)(8) 4,797,289    2.4%       100%

--------
(1) Based on a total of 17,901,292 Class A shares outstanding, plus any shares issuable pursuant to options held by the person or group in question which may be exercised within 60 days.
(2) Does not include the Class B shares beneficially owned by Mr. Edenfield and Dr. Newberry, which shares are convertible into Class A shares on a share for share basis.
(3) Represents shares subject to options exercisable within 60 days.
(4) For all matters except the election of directors, which involves class voting, Messrs. Edenfield and Newberry together beneficially own approximately 73% of the combined, weighted voting rights of the outstanding Class A and Class B shares. See "Record Date and Voting of Securities," above. If their respective Class B shares were converted into Class A shares, Mr. Edenfield would beneficially own 11.7% of the outstanding Class A shares and Dr. Newberry would beneficially own 10.1% of the outstanding Class A shares.
(5) Includes 49,000 shares subject to options exercisable within 60 days.
(6) Includes 120,046 shares subject to options exercisable within 60 days.
(7) Includes 67,500 shares subject to options exercisable within 60 days.
(8) Includes 420,890 shares subject to options exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and holders of more than 10% of the Class A shares are required under regulations promulgated by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

  Based upon a review by the Company of filings made under Section 16(a) of the Exchange Act, not all of the reports required to be filed during fiscal 1998 were filed on a timely basis. The Company is aware of the following reports that were filed with the Commission by officers or directors of the Company after their respective due dates: Vincent Klinges (initial statement of beneficial ownership of securities, required to be filed following his election as Chief Accounting Officer and Acting Chief Financial Officer of the Company), Thomas L. Newberry (three reports: two reporting gifts of stock and one annual statement of beneficial ownership), and Thomas R. Williams (two reports: one reporting a sale of stock and one annual statement of beneficial ownership). To the knowledge of the Company, all of such reports have been filed at this time. Based upon its review of copies of filings received by it, the Company believes that since May 1, 1997 all other Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with.

                             ELECTION OF DIRECTORS

  The directors of the Company are elected annually to hold office until the election and qualification of their successors at the next Annual Meeting. Of the four directors to be elected, two are to be elected by the holders of the outstanding Class A shares and two are to be elected by the holders of the outstanding Class B shares. The persons named in the enclosed proxy card intend to vote Class A shares for the election of David H. Gambrell and Thomas
R. Williams, the Class A director nominees. In the event either of these individuals should be unavailable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. The Board of Directors has no reason to believe that any director nominees will be unavailable for election as a director.

  It is anticipated that Messrs. Edenfield and Newberry, who together own all of the Class B shares, will vote their Class B shares in favor of the election of Messrs. Edenfield and Newberry as Class B directors. Thus, it is expected that Messrs. Edenfield and Newberry will continue to serve as the Class B directors.

  The nominees for directors, their ages, their principal occupations for at least the past five years, other public company directorships held by them and the year each was first elected a director of the Company are set forth below.

                                                                     YEAR FIRST
                                                                      ELECTED
    NAME OF NOMINEE     AGE   PRINCIPAL OCCUPATION; DIRECTORSHIPS     DIRECTOR
    ---------------     ---   -----------------------------------    ----------
 CLASS A DIRECTORS:
                            Partner, Gambrell & Stolz, L.L.P.,
 David H. Gambrell (1)   68 Attorneys-at-law, Atlanta, GA.              1983
 Thomas R. Williams (2)  69 President, The Wales Group, Inc.;           1989
                            director of BellSouth Corporation,
                            Georgia Power Company, National Life
                            Insurance Company of Vermont, ConAgra,
                            Inc. and AppleSouth, Inc.; a trustee
                            of The Fidelity Group of Mutual Funds;
                            and retired director, Equifax, Inc.
                            and National Service Industries, Inc.
 CLASS B DIRECTORS:
 James C. Edenfield (3)  63 President, Chief Executive Officer and      1971
                            Treasurer of American Software, Inc.
                            and American Software USA, Inc.;
                            Director of Logility, Inc.
                            Chairman of the Board of American
 Thomas L. Newberry (4)  65 Software, Inc.                              1971

--------
(1) Mr. Gambrell has been a practicing attorney since 1952, and is a partner in the firm of Gambrell & Stolz, L.L.P., counsel to the Company. He served as a member of the United States Senate from the State of Georgia in 1971 and 1972. Mr. Gambrell holds a Bachelor of Science degree from Davidson College and a J.D. from the Harvard Law School.
(2) Mr. Williams is currently the President of The Wales Group, Inc., a closely held corporation engaged in investments and venture capital. He has held such position since 1987. In addition to the above directorships, Mr. Williams was a director of Southern Bell from 1980 to 1983 and is a former Chairman of the Board of First Wachovia Corporation, First National Bank of Atlanta and First Atlanta Corporation. He holds a Bachelor of Science degree in Industrial Engineering from the Georgia Institute of Technology and a Master of Science degree in Industrial Management from the Massachusetts Institute of Technology.
(3) Mr. Edenfield is a co-founder of the Company and has served as Chief Executive Officer since November 1989, and as Co-Chief Executive Officer for more than five years prior to that time. Prior to founding the Company, Mr. Edenfield held several executive positions with and was a director of Management Science America, Inc., an Atlanta-based applications software development and sales company. He holds a Bachelor of Industrial Engineering degree from the Georgia Institute of Technology.

(4) Dr. Newberry is a co-founder of the Company and served as Co-Chief Executive Officer of the Company until November 1989. Prior to founding the Company, he held executive positions with several companies engaged in computer systems analysis, software development and sales, including Management Science America, Inc., where he was also a director. Dr. Newberry holds Bachelor, Master of Science and Ph.D degrees in Industrial Engineering from the Georgia Institute of Technology.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS A SHAREHOLDERS VOTE
                     "FOR" MESSRS. GAMBRELL AND WILLIAMS.

  From May 1, 1997 through April 30, 1998, the Board of Directors held four meetings. No director of the Company attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served and was eligible to attend during this period.

  The Board of Directors has an Audit Committee, which consists of Messrs. Gambrell (Chairman) and Williams. The functions of the Audit Committee include recommending independent public accountants to the Company, reviewing the scope and results of the independent public accountants' audit, and monitoring the adequacy of the Company's accounting, financial and operating controls. The Audit Committee held two meetings during fiscal 1998.

  The Company has a 1991 Employee Stock Option Plan Committee, consisting of Messrs. Edenfield and Newberry. During fiscal 1998, this Committee met or acted by written consent eight times. The members of this Committee are not eligible to participate in this Plan. The functions of this Committee are to grant options and establish the terms of those options, as well as to construe and interpret the Plan and to adopt rules in connection therewith.

  The Company has a Compensation Committee, consisting of Messrs. Williams (Chairman) and Gambrell, described below in "Certain Information Regarding Executive Officers and Directors--Report on Executive Compensation." The Compensation Committee met or acted by written consent on four occasions during fiscal 1998, including two actions relating solely to stock option grants.

  The Board has no nominating committee or any other committee performing similar functions.

        CERTAIN INFORMATION REGARDING EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

  The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company whose annual compensation exceeded $100,000 during fiscal 1998 (referred to herein as the "named executive officers") for the fiscal years ended April 30, 1996, 1997 and 1998:

                          SUMMARY COMPENSATION TABLE

                                                           LONG-TERM
                                                         COMPENSATION     ALL
                                             BONUS OR    AWARDS/NUMBER   OTHER
                                ANNUAL     OTHER ANNUAL    OF OPTION    COMPEN-
   NAME AND PRINCIPAL    FISCAL SALARY     COMPENSATION     SHARES      SATION
        POSITION          YEAR    ($)          ($)          GRANTED    ($)(1)(2)
   ------------------    ------ -------    ------------  ------------- ---------
James C. Edenfield......  1998  434,500      450,850        35,000        -0-
 President and Chief      1997  434,500      171,225        35,000        -0-
 Executive Officer(3)     1996  434,500          -0-        18,000        -0-
J. Michael Edenfield....  1998  240,000(4)   345,669(4)     70,000(5)     -0-
 Executive Vice
  President;              1997  240,000      102,735        30,000        -0-
 President of Logility,
  Inc.(3)                 1996  240,000          -0-        16,000        -0-
Paul DiBono, Jr.........  1998  142,000       10,000        30,000        -0-
 Senior Vice President    1997  135,000        5,000        20,000        -0-
                          1996  126,250          -0-        10,000        -0-
Ellen Valentine(6)......  1998  111,382          -0-        30,000        -0-
                          1997  116,600       14,382        15,000        -0-

--------
(1) The Company did not make any contributions for the accounts of these individuals under the Company's Profit Sharing Plan.

(2) The aggregate amount of perquisites and other personal benefits, securities or property given to each named executive officer, valued on the basis of aggregate incremental cost to the Company, was less than either $50,000 or 10% of the total annual salary and bonus for that executive officer during each of these years.

(3) James C. Edenfield is the father of J. Michael Edenfield.

(4) All of the annual salary amount was paid by Logility, Inc., a majority-owned subsidiary of the Company. Of the bonus amount, $282,136 was paid by the Company for services prior to his resignation as Chief Operating Officer of the Company in October 1997 and $63,533 was paid by Logility.

(5) Of these shares, 50,000 were Company stock options and 20,000 were stock options granted by Logility.

(6) Ms. Valentine became an executive officer of the Company in February 1996. Her employment with the Company terminated in March 1998.

STOCK OPTION PLANS

  The Company has granted stock options pursuant to four stock option plans. Two of these plans, the Incentive Stock Option Plan (the "Incentive Plan") and the Nonqualified Stock Option Plan (the "Nonqualified Plan"), were terminated effective August 22, 1991 (the "Terminated Plans"), at which time the shareholders of the Company approved two new option plans: The 1991 Employee Stock Option Plan (the "Employee Option Plan") and the Directors and Officers Stock Option Plan (the "D&O Option Plan"). Options outstanding under the Terminated Plans remain in effect, but no new options may be granted under those plans. The Employee Option Plan and the D&O Option Plan are proposed to be amended and are described in "Amendment of Stock Option Plans" below. The following sections describe the other two stock option plans.

  Incentive Stock Option Plan. On January 13, 1983, the Company adopted and the shareholders approved the Incentive Plan. The Incentive Plan was designed to qualify as an "incentive stock option plan" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). As incentive stock options, options granted under the Incentive Plan are subject to substantially the same terms as incentive stock options that may be granted under the Employee Option Plan and the D&O Option Plan. As of April 30, 1998, there were outstanding under the Incentive Plan options to purchase 6,175 Class A shares.

  Nonqualified Stock Option Plan. Effective June 3, 1986, the Company adopted the Nonqualified Plan. Options granted under the Nonqualified Plan do not receive the favorable tax treatment afforded to incentive stock options. Options granted under this Plan were not, however, subject to restrictions on exercise price and other restrictions applicable to incentive stock options. Other terms of these options are, in general, substantially the same as incentive stock options granted by the Company. As of April 30, 1998, there were outstanding under the Nonqualified Plan options to purchase 46,063 Class A shares.

  Stock Option Committees. Prior to termination of the Incentive Plan and the Nonqualified Plan, these Plans were administered by the Stock Option Committee, consisting of Mr. Edenfield and Dr. Newberry. As discussed in "Amendment of Stock Option Plans--Administration," below, Messrs. Edenfield and Newberry also comprise the Employee Option Plan Committee. The D&O Option Plan is administered by the Compensation Committee, consisting of Messrs. Gambrell and Williams.

  The members of these Committees are not eligible to participate in the Plan that they administer, except pursuant to the formula option grant program for non-employee directors under the D&O Option Plan. The Compensation Committee and the Employee Stock Option Committee consist of "disinterested persons" as defined in Rule 16b-3 under the Exchange Act. Under the Plans, the functions of these Committees are to grant options and establish the terms of those options, as well as to construe and interpret the respective Plans and adopt rules in connection therewith.

STOCK OPTION GRANTS

  The following table sets forth information with respect to options granted during fiscal 1998 to each of the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                                     ---------------------------
                                                                               POTENTIAL
                                                                            REALIZED VALUE
                                                                              AT ASSUMED
                                      PERCENT OF                            ANNUAL RATES OF
                                        TOTAL                                 STOCK PRICE
                                       OPTIONS                               APPRECIATION
                         NUMBER OF    GRANTED TO   EXERCISE OR                FOR OPTION
                          OPTIONS    EMPLOYEES IN   BASE PRICE   EXPIRATION   TERM(2)($)
          NAME           GRANTED(1)  FISCAL 1998  (PER SHARE)($)    DATE        5%  10%
          ----           ----------  ------------ -------------- ---------- ---------------
James C. Edenfield .....   35,000        3.27%         6.125      5/1/2007  134,819/341,659
J. Michael Edenfield....   50,000        4.67%         6.125      5/1/2007  192,599/488,084
                           20,000(3)     7.47%(3)     14.50      10/7/2007  182,379/462,185
Paul DiBono, Jr.........   30,000        2.8%          6.125      5/1/2007  115,559/292,850
Ellen Valentine.........   30,000        2.8%          6.125     3/31/1998     9,188/18,375(4)

--------
(1) Such options may not be exercised earlier than one year after the date of grant. Options vest ratably over a period of four years.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Class A shares (and, in the case of the 20,000-share option grant to J. Michael Edenfield, Logility's common stock) and overall market conditions. The amounts reflected in this table may not necessarily be achieved.
(3) This 20,000 grant was a grant of Logility stock options and the percentage and fair market value information for that option grant relates to Logility stock options and Logility Common Stock.
(4) Computed as of actual date of expiration.

STOCK OPTION EXERCISES AND OUTSTANDING OPTIONS

  The following table contains information, with respect to the named executive officers, regarding stock options outstanding as of April 30, 1998. No stock options were exercised by these executive officers during fiscal 1998.

                                             NUMBER OF           VALUE OF
                                            UNEXERCISED     UNEXERCISED IN-THE-
                                             OPTIONS AT      MONEY OPTIONS AT
                                              04/30/98           04/30/98
                                            EXERCISABLE/       EXERCISABLE/
                  NAME                     UNEXERCISABLE    UNEXERCISABLE(1)($)
                  ----                   ------------------ -------------------
James C. Edenfield......................   81,875/82,250      389,406/260,259
J. Michael Edenfield.................... 103,983/127,017(2)   545,636/366,520(3)
Paul DiBono, Jr.........................   55,000/65,000      284,637/221,517
Ellen Valentine.........................      -0-/-0-             -0-/-0-

--------
(1) The market price of Class A shares on April 30, 1998 was $8.188.
(2) Includes options to purchase 20,000 shares of common stock of Logility, none of which are exercisable.
(3) Does not include any amount related to Logility stock options.

EMPLOYMENT AGREEMENT AND BONUS POLICY

  From May 1, 1983 through April 30, 1995, the compensation of James C. Edenfield, President and Chief Executive Officer of the Company, was determined under an employment contract entered into between him and the Company on January 17, 1983. This contract provided for an annual base salary of $434,500, payable monthly, plus expenses and normal employee fringe benefits. In addition, the contract provided for an annual bonus of 5% of the increase of each fiscal year's pre-tax earnings over the pre-tax earnings of the preceding fiscal year. The contract expired at the end of fiscal 1995, and since such time Mr. Edenfield has continued to be compensated on the same basis as applied under the Contract. The Board of Directors, after consulting with the Compensation Committee, determined that the same contract terms would continue through fiscal 1999. Accordingly, during fiscal 1998, Mr. Edenfield's salary remained at $434,500. He received a bonus of $450,850 under the bonus formula with respect to fiscal 1998.

  Pursuant to written plans, J. Michael Edenfield and Paul DiBono had the potential to receive certain cash bonuses, stock options and other compensation, the amounts of which were determined on the basis of fiscal 1998 performance standards. Each of these individuals qualified for a bonus under performance standards applicable during fiscal 1998. For fiscal 1999, the bonus plans for these officers again will have individualized incentive goals tied to increases in revenues and/or net income, either Company-wide or related to specific areas over which they have responsibility, or both. The incentive plan of J. Michael Edenfield has been revised for fiscal 1999 as determined by the compensation committee of the Logility board of directors.

CERTAIN TRANSACTIONS

  The Company leases one of its office facilities from a partnership that is owned entirely by Messrs. Edenfield and Newberry under a lease that by its terms expired December 31, 1996. An extension of that lease, on a month-to-month basis, has been approved by the disinterested members of the Board of Directors for the balance of calendar year 1998 and for subsequent years, pending negotiation of a new long-term lease. The Company incurred expenses of approximately $274,000 in fiscal 1997 and approximately $300,000 in fiscal 1998 pursuant to this lease. The current rental rate is $17.14 per square foot. Management believes that the terms of the lease are fair to the Company.

  In anticipation of the initial public offering of Logility Common Stock in October 1997, the Company and Logility entered into various agreements (the "Intercompany Agreements"), including a Services Agreement, a Facilities Agreement, a Marketing License Agreement and a Tax Sharing Agreement. These Agreements and the other Intercompany Agreements are further described in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1998, filed with the Securities and Exchange Commission. In fiscal 1998, Logility paid the following aggregate amounts to the Company under the terms of the Intercompany
Agreements: Services Agreement--$1,067,000; Facilities Agreement--$330,000; and Marketing License Agreement--$1,108,000. Under the Tax Sharing Agreement, Logility was allocated $1,052,000 in federal, state and local taxes for fiscal 1998.

  In addition, during fiscal 1998, Logility acquired from the Company the assets of Distribution Sciences, Inc., a former subsidiary of the Company, as well as the WarehousePRO Division of the Company. At the time of those acquisitions, Logility was a wholly-owned subsidiary of the Company. For purposes of the Company's financial statements, the acquisition of Distribution Sciences assets by Logility was valued at $676,000 and the acquisition of WarehousePRO assets by Logility was valued at $1,580,000.

  As a result of the various transactions between the Company and Logility, amounts payable to and receivable from Logility arise from time to time. At April 30, 1998, amounts due to the Company by Logility totaled $961,000.

DIRECTOR COMPENSATION

  During fiscal 1998, the Company compensated Dr. Newberry, the Chairman of the Board, at the rate of $18,000 per annum, and other Directors who are not employed by the Company at the rate of $12,000 per annum, plus $600 for each half-day or $1,200 for each full day meeting of the Board of Directors or any committee of the Board that they attended.

  Directors are eligible to receive stock option grants under the Company's D&O Option Plan, adopted in 1991. Under the terms of that Plan, Directors who are not employed by the Company automatically receive stock option grants of 5,000 shares each, effective at six-month intervals, on each October 31 and April 30, with exercise prices equal to the market price on those respective dates. These options become exercisable one year after the date of grant and expire ten years after the date of grant. They do not terminate if the Director ceases to serve on the Board of the Company. Under this program, Messrs. Gambrell, Newberry and Williams each received options to purchase an aggregate of 10,000 shares in fiscal 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Gambrell and Williams have been selected by the Board of Directors to serve on the Compensation Committee. Mr. Gambrell and James R. McGuone, Secretary of the Company, are partners in the firm of Gambrell & Stolz, L.L.P., general counsel to the Company. Legal fees in the amount of $593,053 were paid by the Company (including fees paid by Logility) to that firm during calendar year 1997 for legal services rendered as general counsel to the Company and to Logility, in addition to $18,000 in Director fees paid during that year for Mr. Gambrell's serving as a Director of the Company and as a member of Board Committees.

REPORT ON EXECUTIVE COMPENSATION

  The following is the report of the Compensation Committee of the Board of Directors of American Software, Inc. for the fiscal year ended April 30, 1998.

  Meetings. The Compensation Committee has met two times formally and has conferred informally a number of times during fiscal year 1998, among the members of the Committee and with management and the Board of Directors concerning the authority and responsibilities of the Committee.

  Executive Compensation Philosophy. The Committee believes that a compensation program which enables the Company to attract and retain outstanding executives will assist the Company in meeting its long-range objectives, thereby serving the interest of the Company's shareholders. The compensation program of the Company is designed to achieve the following objectives:

    1. Provide compensation opportunities that are competitive with those of companies of a similar size.

    2. Create a strong link between the executive's compensation and the Company's annual and long-term financial performance.

    3. Include above average elements of financial risk through performance-based incentive compensation that offers an opportunity for above average financial reward to the executives.

  Compensation of Chief Executive Officer. The Compensation Committee has the responsibility and authority to review and establish compensation for the Chief Executive Officer of the Company, including his participation in the D&O Option Plan and the re-evaluation and negotiation of his employment contract. Effective May 1, 1997, the Compensation Committee and the Chief Executive Officer, James C. Edenfield, agreed to extend his previous compensation arrangement on a year-to-year basis, on the same terms as had been in effect. For the fiscal year 1999, the Committee has decided to continue the Chief Executive Officer's compensation plan, so that Mr. Edenfield will continue to receive a base salary of $434,500 and a bonus equal to 5% of the increase in the Company's pre-tax earnings for fiscal 1999 over the pre-tax earnings for fiscal 1998. The Committee's decision to continue this basis for compensation in fiscal 1999 reflects the belief of the Compensation Committee and Mr. Edenfield that the Chief Executive Officer's compensation should be tied substantially to growth in earnings and that the existing compensation arrangement meets that objective.

  The participation of the Chief Executive Officer in the D&O Option Plan during fiscal 1999 will be determined by the Compensation Committee based upon its authority to grant options under that Plan.

  The Chief Executive Officer's cash compensation in fiscal year 1998, both salary and bonus, was determined under the terms of the compensation arrangement described above. Accordingly, the Chief Executive Officer received a bonus with respect to fiscal year 1998 equal to 5% of the increase in pre-tax earnings from the previous year. As the Company had $3,425,000 in pre-tax earnings in fiscal 1997 and $12,442,000 in pre-tax earnings in fiscal 1998, the bonus for fiscal 1998 was equal to 5% of the $9,017,000 increase, or $450,850.

  The Chief Executive Officer received a grant of a stock option on May 1, 1997, consisting of 35,000 Class A shares exercisable at the then-current market price, or $6.125, with a term of ten years. This option was granted under the D&O Option Plan, which is administered by the Compensation Committee. The terms and size of this option, which was a nonqualified stock option, were based upon the Committee's evaluation of the performance of the Chief Executive Officer, the over-all extent of his compensation and incentive package and the terms and size of options granted to other officers.

  The Committee believes Mr. Edenfield is paid a reasonable salary, and any potential bonus is based on corporate financial goals that align his interests with those of other shareholders. In addition, Mr. Edenfield is the largest shareholder in the Company, and to the extent his performance as CEO translates into an increase in the value of the Company's shares, all shareholders, including Mr. Edenfield, share the benefits.

  Other Executive Officers. The Compensation Committee has responsibility for the review of compensation of other executive officers of the Company, including certain executive officers of operating subsidiaries. (The Compensation Committee does not review or have oversight over compensation of
J. Michael Edenfield by Logility, Inc., or the compensation of any other Logility officers, as their compensation is reviewed by the compensation committee of Logility, Inc.'s Board of Directors.) To assist in this process, the Committee has reviewed compensation of officers having similar responsibilities with peer group companies, based upon publicly available information. In that regard, the Compensation Committee consults with the Chief Executive Officer. Through its oversight and control of the D&O Option Plan, the Compensation Committee has direct authority over the granting of stock options to executive officers. In addition, the Compensation Committee assists the Chief Executive Officer in evaluating and establishing executive bonus plans, which are customized for each executive officer.

  It has been the policy of the Company in consultation with the Compensation Committee to base a substantial portion of executive officer compensation upon the achievement of Company-wide and/or divisional goals, relating in some cases to growth in revenues, in some cases to growth in net income and in some cases to both of these factors, as well as other factors. The bonus plans for each of the most highly compensated executive officers (other than the Chief Executive Officer) reflect this approach.

  Stock option grants under the D&O Option Plan are utilized as both a motivating and a compensating factor. Because the performance of executive officers can substantially influence performance of the entire enterprise, in several instances grants of stock options have been utilized to create greater incentives for improving Company performance, which the Compensation Committee believes may positively influence the market price for Company stock.

  On two occasions during fiscal 1998, the Compensation Committee exercised its authority under the D&O Option Plan to grant options to various executive officers of the Company, including the Chief Executive Officer, as discussed above. In each instance, the term and size of the options were intended and calculated by the Compensation Committee to reward these officers for their prior performance, to serve as incentive for promotion of Company profitability and other long-term objectives and to maintain their overall compensation at competitive levels.

  During fiscal 1999, the Compensation Committee will continue to consult with the Chief Executive Officer with respect to executive officer compensation packages, including salary, bonus, stock options and fringe benefits, to ensure that compensation is appropriately related to individual and Company performance, as well as to competitive compensation standards and other relevant criteria.

  Limitations on Deductibility of Executive Compensation. Since 1994, the Omnibus Budget Reconciliation Act of 1993 has limited the deductibility of executive compensation paid by publicly held corporations to $1 million per employee, subject to various exceptions, including compensation based on performance goals.

  The deductibility limitation does not apply to compensation based on performance goals where (1) the performance goals are established by a compensation committee which is comprised solely of two or more outside directors; (2) the material terms are disclosed to shareholders and approved by majority vote of the shareholders eligible to vote thereon before the compensation is paid; and (3) before the compensation is paid, the compensation committee certifies that the performance goals and other material terms have been satisfied. The Company has not adopted a policy with respect to deductibility of compensation since no executive officer currently receives, or has previously received, taxable income in excess of $1 million per year from the Company. The Compensation Committee will monitor compensation levels closely, particularly in areas of incentive compensation. If the Company's performance continues to improve, incentive compensation also can be expected to increase and it may become necessary to adopt a long-term incentive compensation plan in compliance with the foregoing criteria.

BY THE COMPENSATION COMMITTEE:

Thomas R. Williams, Chairman
David H. Gambrell

                        AMENDMENT OF STOCK OPTION PLANS

GENERAL

  On May 19, 1998, the Board of Directors approved, subject to shareholder approval, an amendment to the Employee Option Plan which would increase the base number of Class A shares that may be subject to options granted under the Employee Option Plan by 900,000 shares, from 2,700,000 shares to 3,600,000 shares. On that same date, the Board of Directors approved, subject to shareholder approval, an amendment to the D&O Option Plan, which would increase the number of Class A shares that may be subject to options granted under the D&O Option Plan by 200,000 shares, from 1,000,000 shares to 1,200,000 shares.

  The Employee Option Plan, as of June 30, 1998, provided that only 3,417,553 Class A shares may be issued pursuant to options granted under the Employee Option Plan, consisting of the 2,700,000 base number of authorized shares, plus 717,553 shares transferred from prior stock option plans due to lapsed options. Of this amount, as of June 30, 1998, 602,235 shares have been issued pursuant to the exercise of stock options and 2,703,841 shares were subject to outstanding options, leaving only 111,477 shares available for new options. The proposed amendment would increase the number of available shares under the Employee Option Plan to 1,011,477 as of June 30, 1998.

  As of June 30, 1998, of the 1,000,000 shares of Class A stock authorized under the D&O Option Plan, 62,687 shares have been purchased pursuant to the exercise of stock options and 661,000 shares were subject to outstanding options, leaving only 276,313 shares available for new options. The proposed amendment would increase the number of available shares under the D&O Option Plan to 476,313 shares as of June 30, 1998.

  The following summary of the Plans is qualified in its entirety by reference to the full text of the Employee Option Plan and D&O Option Plan, which govern in the event of any conflict. Copies of the Plans are available from the Company, upon written request, to the attention of Pat McManus, Investor Relations, 470 East Paces Ferry Road, Atlanta, Georgia 30305.

PURPOSE OF PLANS

  The purpose of both of the Plans is to promote the interests of the Company by providing eligible employees and Directors with incentives to become owners of Class A shares and thereby enable them to benefit directly from the Company's growth, development and financial success.

SHARES SUBJECT TO THE PLAN

  As of June 30, 1998, there were 111,477 and 276,313 Class A shares available for option grants under the Employee Option Plan and D&O Option Plan, respectively, and 2,703,841 and 661,000 Class A shares subject to outstanding options granted under the Employee Option Plan and D&O Option Plan, respectively. The terms of both Plans provide that if an option expires or is canceled without having been fully exercised, the shares subject to the unexercised portion of such option will be available for future grant.

ADMINISTRATION

  Each of the Plans is administered by a committee of the Board of Directors. The Employee Option Plan Committee consists of Messrs. Edenfield and Newberry. The D&O Option Plan is administered by the Compensation Committee, consisting of Messrs. Gambrell and Williams. The members of the Employee Option Plan Committee are not eligible to receive options under such Plan. Members of the Compensation Committee are deemed by the Board of Directors to be disinterested persons within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. The Board appoints the members of these Committees, fills vacancies on these Committees and has the power to replace members of these Committees with other eligible persons at any time. The Committees are authorized to grant options under the Plans, to determine the terms and conditions of such options and to otherwise administer the Plans.

ELIGIBILITY

  All employees (approximately 671 persons as of June 30, 1998, including employees of Logility, Inc.), other than executive officers and Directors of the Company, are eligible to participate in the Employee Option Plan. All executive officers and Directors of the Company (including members of the Compensation Committee) are eligible to participate in the D&O Option Plan.

EXERCISE PRICE

  The exercise price per share of any option granted under either of the Plans is set in each case by the respective Committee. For incentive stock options granted under either Plan, the exercise price must be at least 100% of the fair market value of Class A shares on the date of grant (110% for 10% shareholders). For nonqualified stock options granted under either Plan, the exercise price may be less than the fair market value per share of Common Stock on the date upon which the option is granted. As of the close of business on June 30, 1998, the market value of Class A share was $7.00 per share.

TERMS OF OPTIONS

  Options granted pursuant to either Plan generally expire on the tenth anniversary of the grant date, except for incentive stock options granted to 10% shareholders, which expire on the fifth anniversary of the date of grant.

EXERCISE OF OPTIONS

  Options granted pursuant to either Plan generally become exercisable in equal portions over a four-year period (other than formula options granted to non-employee directors, which fully vest after one year). Upon the exercise of an option, the optionee may either make payment in full in cash to the Company of the exercise price and any required tax withholding payment or may deliver to the Company a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

NON-ASSIGNABILITY OF OPTIONS

  An option granted under either of the Plans is not transferable other than by will, the applicable laws of descent and distribution, or a qualified domestic relations order. During the lifetime of an optionee, options may be exercised only by such optionee or his guardian or legal representative.

DEATH, DISABILITY, RETIREMENT OR TERMINATION OF EMPLOYMENT

  Following an optionee's termination of employment, options held by such person pursuant to either of the Plans are generally exercisable only with respect to the portions thereof in which the optionee is then vested. Under each of the Plans, upon termination of employment, options remain exercisable for 90 days, or 12 months if termination results from death or disability, but in any event not beyond the original option term. In the case of retirement, the Committees for both Plans have the discretion to permit the exercise of options more than 90 days beyond termination of employment.

CHANGE OF CONTROL

  Currently, option agreements relating to options granted under the Plans generally provide that in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company or a merger or consolidation in which the Company is not the surviving corporation, the options terminate, except that immediately prior to such an event, the options become fully exercisable without regard to vesting requirements.

RIGHTS AS A SHAREHOLDER; STATUS OF EMPLOYEE

  No person shall have any rights or privileges of a shareholder of the Company as to shares subject to an option granted pursuant to either of the Plans until such option is exercised in accordance with the terms of such Plan. Furthermore, nothing in either of the Plans or any agreement entered into pursuant thereto, confers upon an optionee any right to continue in the employment of the Company or its subsidiaries.

TAX CONSEQUENCES

  The following is a brief summary of the principal federal income tax consequences of the grant and exercise of an option under the Plans and the subsequent disposition of Class A shares acquired upon such exercise. Under the Plans, at the time of grant the respective Committee designates each option either as an incentive stock option or a nonqualified stock option, with differing tax consequences to the optionee and to the Company for each type of option.

  Nonqualified Options. The grant of a nonqualified option will not result in any immediate tax consequence to the Company or the optionee. Upon exercise of a nonqualified option granted under either of the Plans, the amount by which the fair market value on the date of exercise of the shares received upon such exercise exceeds the option price will be taxed as ordinary income to the optionee, and the Company will generally be entitled to a deduction in an equal amount in the year the option is executed. Such amount will not be an item of tax preference to an optionee.

  Upon the subsequent disposition of shares acquired upon the exercise of an option ("Option Stock"), an optionee may realize short-term or long-term capital gain or loss, assuming such shares of Option Stock constitute capital assets in an optionee's hands and depending upon the holding period of such shares of Option Stock, equal to the difference between the selling price and the tax basis of the shares of Option Stock sold. The tax basis for this purpose will equal the sum of the exercise price and the amount of ordinary income realized by the optionee as a result of such exercise.

  Incentive Options. Neither the grant nor the exercise of an incentive stock option will have any immediate tax consequences to the Company or the optionee. (However, in calculating income for purposes of computing an individual optionee's alternative minimum tax, the favorable tax treatment generally accorded incentive stock options is not applicable.)

  When an optionee sells Option Stock received upon the exercise of his incentive stock options, any amount he receives in excess of the option price will be taxed as a long-term capital gain at the maximum applicable tax rate (and any loss will be a long-term capital loss) if he has held his shares for at least two years from the date of granting the option to him and for at least one year after the issuance of such shares to him. If the shares are not held for more than two years from the date of granting the option to him or are not held for more than one year after the issuance of such shares, (i) ordinary income will be realized in the year of the disposition in an amount equal to the difference between the fair market value of the shares on the date the option was exercised and the option price, and (ii) either capital gain or loss will be recognized in an amount equal to the difference between the selling price and the fair market value of the shares on the date the option was exercised. If the selling price is less than the fair market value on the date the option is exercised, but more than the exercise price, (i) ordinary income equal to the difference between the exercise price and the fair market value on the date of exercise is recognized, and (ii) a capital loss equal to the difference between the fair market value on the date of exercise and the sales price results.

  The Company is not permitted to take a deduction for federal income tax purposes because of the granting or exercise of any incentive stock option, except to the extent that ordinary income may be realized by an optionee on the sale of option shares.

TERMINATION

  Both the Employee Option Plan and the D&O Option Plan terminate on May 12, 2001, unless sooner terminated by the Board of Directors. Except as expressly contemplated by the terms of each of the Plans, no amendment, discontinuance or termination of such Plan will have any effect on options outstanding thereunder at the time of termination.

OTHER OPTION PLANS

  In addition, the Company has two other stock option plans: the Incentive Stock Option Plan and the Nonqualified Stock Option Plan. Neither of these Plans are proposed for amendment. In 1991, the Incentive Stock Option Plan and the Nonqualified Stock Option Plan were replaced by the Employee Option Plan and the D&O Option Plan. As of June 30, 1998, there were outstanding under the other Plans options to purchase the following numbers of shares:

      Incentive Stock Option Plan.................................  2,300 Shares
      Nonqualified Stock Option Plan.............................. 42,125 Shares

  To the extent that any of the options under these plans terminate or expire unexercised, the unused option shares automatically become available under the Employee Option Plan. The terms of those options are substantially similar to the terms of options granted under the Employee Option Plan and the D&O Option Plan.

BOARD RECOMMENDATION

  The Board of Directors believes it is in the best interest of the Company to approve the proposed amendments so that the Company will be able to continue to provide adequate incentives and to attract and retain the services of competent personnel. Therefore, the Board of Directors recommends the adoption of the proposed stock option plan amendments to the shareholders of the Company.

  The affirmative vote of a majority of the combined Class A and Class B shares in attendance or represented by proxy and entitled to vote at the Shareholders Meeting is required for approval of the amendments. This vote will be adjusted for the relative Class A shares and Class B shares voting weights, as described in "Voting Securities--Record Date and Voting of Securities," above. If all of the Class B shares (which are held by Messrs. Edenfield and Newberry) are voted in favor of these amendments, no additional affirmative votes will be required. Messrs. Edenfield and Newberry intend to vote their Class A and Class B shares in favor of these amendments.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENTS.

                         STOCK PRICE PERFORMANCE GRAPH

  The graph below reflects the cumulative stockholder return (assuming the reinvestment of dividends) on the Company's Class A shares compared to the return of the Nasdaq Composite Index and a peer group index for the periods indicated. The graph reflects the investment of $100 on April 30, 1993 in the Company's Class A shares, the Nasdaq Stock Market--U.S. Companies ("Nasdaq Composite Index") and in a published industry peer group index. The peer group is the Robertson Stephens Hi-Tech Index--Software Group, which is an index of the stock price performance of 50 software companies maintained by Robertson Stephens & Company, an investment banking firm. The Company changed from the peer group index utilized in the 1997 proxy statement to the above-described index because the previous index has been discontinued and thus is not available.



                       [PERFORMANCE GRAPH APPEARS HERE]

         COMPARISON OF FIVE YEAR CUMULATIVE STOCKHOLDER RETURNS AMONG
           AMERICAN SOFTWARE, INC., NASDAQ COMPOSITE AND PEER GROUP

Measurement period      Measurement PT -
(Fiscal Year Covered)   04/30/93              07/31/93       10/31/93       01/31/94      04/30/94       07/31/94      10/31/94
---------------------   ----------------     -----------    -----------    -----------   ------------   ------------  -----------
AMERICAN SOFTWARE,
  INC.                  $   100              $106.00         $116.00         $ 96.00      $ 90.00         $ 76.00      $ 74.00
NASDAQ COMPOSITE        $   100              $106.54         $117.82         $121.02      $110.95         $109.18      $117.55
PEER GROUP              $   100              $110.47         $120.30         $128.91      $128.89         $121.20      $151.89

                        01/31/95              04/30/95       07/31/95       10/31/95      01/31/96       04/30/96      07/31/96
---------------------   ----------------     -----------    -----------    -----------   ------------   ------------  -----------
AMERICAN SOFTWARE,
  INC.                  $ 48.00              $ 66.00         $ 92.00         $124.00      $ 78.00         $ 88.00      $ 64.00
NASDAQ COMPOSITE        $114.18              $127.60         $151.37         $156.64      $160.25         $179.99      $163.37
PEER GROUP              $154.31              $176.49         $228.32         $251.96      $235.93         $270.54      $237.56

                        10/31/96              01/31/97       04/30/97       07/31/97      10/31/97       01/31/98      04/30/98
---------------------   ----------------     -----------    -----------    -----------   ------------   ------------  -----------
AMERICAN SOFTWARE,
  INC.                  $ 88.00              $111.00         $ 92.00         $136.00      $188.00         $150.00      $131.00
NASDAQ COMPOSITE        $184.68              $208.62         $190.61         $240.97      $240.94         $245.67      $282.48
PEER GROUP              $263.03              $292.22         $253.94         $330.91      $336.78         $331.18      $423.07

                             INDEPENDENT AUDITORS

  The Board of Directors has selected KPMG Peat Marwick LLP, who were auditors for fiscal 1998, to continue as independent auditors of the Company.

  Representatives of KPMG Peat Marwick LLP are expected to attend the Shareholders Meeting. These representatives will be available to respond to appropriate questions raised orally and will be given the opportunity to make a statement if they so desire.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be forwarded in writing and received at the principal executive offices of the Company no later than April 6, 1999, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement for the 1999 Annual Meeting of Shareholders. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

  The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, employees of the Company may solicit proxies by telephone, in writing or in person. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such persons for any reasonable expense in forwarding the material.

  Copies of the 1998 Annual Report of the Company are being mailed to shareholders together with this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from Pat McManus, Investor Relations, 470 East Paces Ferry Road, Atlanta, Georgia 30305.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS
  BENEFICIALLY OR OF RECORD AT THE CLOSE OF BUSINESS ON JULY 10, 1998, ON REQUEST TO PAT MCMANUS, INVESTOR RELATIONS, 470 EAST PACES FERRY ROAD, ATLANTA, GEORGIA 30305.

                                          By Order of the Board of Directors,

                                          James R. McGuone, Secretary

Atlanta, Georgia
August 3, 1998

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------

                            AMERICAN SOFTWARE, INC.

--------------------------------------------------------------------------------

                                    CLASS A


Mark box at right if an address change or comment has been noted on the     [_]
reverse side of this card.






                                                          ----------------------
             Please be sure to sign and date this Proxy.    Date
--------------------------------------------------------------------------------



---------Shareholder sign here-------------------Co-owner sign here-------------


                       THE BOARD OF DIRECTORS RECOMMENDS
                 A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS:

                                                     For All    With-   For All
Election of Class A Directors.                       Nominees   hold    Except
-----------------------------
Two Class A Directors to be elected.                   [_]       [_]      [_]

               Nominees:
           David H. Gambrell
           Thomas R. Williams

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.

                                                       For     Against  Abstain
Amendment to 1991 Employee Stock Option Plan.
--------------------------------------------           [_]       [_]      [_]
To increase the base number of shares that may be subject to options under that Plan from 2,700,000 shares to 3,600,000 shares.

                                                       For     Against  Abstain
Amendment to Directors and Officers Stock Option
-------------------------------------------------      [_]       [_]      [_]
Plan.
-----
To increase the number of shares that may be subject to options under that Plan from 1,000,000 shares to 1,200,000 shares.

CLASS A                      AMERICAN SOFTWARE, INC.                     CLASS A

                 Proxy Solicited by the Board of Directors for
                 the Annual Meeting of Shareholders to be held
                        August 27, 1998 at 4:00 p.m. at
                                   Swissotel
                           3391 Peachtree Road, N.E.
                            Atlanta, Georgia 30326

                     FOR HOLDERS OF CLASS A COMMON SHARES

The undersigned hereby appoints James C. Edenfield and Thomas L. Newberry, or either of them, attorneys and proxies, each with full power of substitution to vote, in the absence of the other, all Class A Common Shares of AMERICAN SOFTWARE, INC. held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on August 27, 1998 and at any adjournment or adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the proposals stated on the reverse side hereof, all in accordance with and as more fully described in the accompanying Proxy Statement.

It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

THE CLASS A SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER ON THE REVERSE OF THIS PROXY CARD OR, IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

--------------------------------------------------------------------------------
  PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
IMPORTANT: Please sign this Proxy exactly as your name(s) appear(s) hereon. If shares are held jointly, signatures should include both names. Executors, administrators, trustees, guardians, and others signing in a representative capacity should please give their full titles.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?            DO YOU HAVE ANY COMMENTS?

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